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                                                           Exhibit 25
                             POWER OF ATTORNEY

    Each person whose signature appears below hereby severally appoints Arthur L. Goldstein and Stephen Korn and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 herewith filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of Common Stock, par value $1.00 per share, of Ionics, Incorporated, granting unto said attorney-in-fact and agent, and each to them, full power and authority to do and perform each and every act and thing fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    WITNESS our hands and common seal on the dates set forth below.

    Signature                   Title                        Date


/s/Arthur L. Goldstein          Chairman of the Board,    June 24, 1994
Arthur L. Goldstein             President and Chief
                                Executive Officer

/s/William L. Brown             Director                  June 24, 1994
William L. Brown

/s/Arnaud de Vitry d'Avaucourt  Director                  June 24, 1994
Arnaud de Vitry d'Avaucourt

/s/Lawrence E. Fouraker         Director                  June 24, 1994
Lawrence E. Fouraker

/s/Samuel A. Goldblith          Director                  June 24, 1994
Samuel A. Goldblith

/s/Kachig Kachadurian           Director                  June 24, 1994
Kachig Kachadurian

/s/William E. Katz              Director                  June 24, 1994
William E. Katz

/s/Robert B. Luick              Director                  June 24, 1994
Robert B. Luick

/s/John J. Shields              Director                  June 24, 1994
John J. Shields

/s/Mark S. Wrighton             Director                  June 24, 1994
Mark S. Wrighton

/s/Allen S. Wyett               Director                  June 24, 1994
Allen S. Wyett


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